SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K
             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934


                     Date of Report: January 18, 2000

                     ENGINEERING MEASUREMENTS COMPANY
          (Exact name of registrant as specified in its charter)

           Colorado                    0-9880              84-0572936
 (State or other jurisdiction     (Commission File     (I.R.S. Employer
        of incorporation     )           Number  )            Number  )


                           600 Diagonal Highway
                         Longmont, Colorado 80501
                     (Address, including zip code, of
                       principal executive offices)

                              (303) 651-0550
                      (Registrant's telephone number,
                           including area code)




Item 5.  Other Events

On January 17, 2000, the Registrant announced the appointment of Mr. Trung
T. Doan to its Board of Directors. Mr. Doan is Vice President of Process Development at Micron Technology, Inc. Mr. Doan's experience during a long and distinguished career in the semiconductor manufacturing industry is more specifically described in the Press Release which is attached as an exhibit hereto.

Item 7.  Exhibits

Press Release dated January 17, 2000.


Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ENGINEERING MEASUREMENTS COMPANY


                                        By: /s/Charles E. Miller

                                            Charles E. Miller

Date: January 18, 2000


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EXHIBIT 99                                                 PRESS RELEASE

January 17, 2000

ENGINEERING MEASUREMENTS COMPANY
(NASDAQ SYMBOL: EMCO)
Appointment of Mr. Trung T. Doan to Board of Directors
Corporate Contact: Charles E. Miller


The President of Engineering Measurements Company (EMCO), Charles E. Miller, announced today the appointment of Trung Doan to its Board of Directors. In making the announcement, Miller stated that Doan's appointment represents a significant addition to the Company's Board due to his long and distinguished career in the semiconductor manufacturing industry. According to Miller, Doan's appointment is consistent with the Company's long-range strategic development plan to market its advanced flow control products to the semiconductor manufacturing industry. The Company announced in November, a Joint Development Agreement with Micron Technology to develop products based on its proprietary Mach-OneT technology.

Trung T. Doan is Vice President of Process Development at Micron Technology, Inc. Doan joined Micron Technology in 1988 as an Engineer and has since held a series of increasingly responsible positions including Section Head of Metal/Implant, PD1 Manager, and Fab 4 Manager. He was appointed to his current position in July 1997. He earned a Bachelor of Science with Honors in Nuclear Engineering from the University of California, Santa Barbara, at the age of 20. In 1981, after Trung received a Masters of Science in Chemical Engineering, he worked for Intel and received Intel's 1983 Outstanding Technology Development Award. Trung later worked for Honeywell and Philips. Throughout his career, Trung has focused on technology development. He is an inventor of more than 100 patents with many pending. He was named as one of the most prolific inventors 1988 to 1998 published by the U.S. Patent Office. He has authored numerous technical papers and has chaired and given keynote addresses at many industry association conferences.

EMCO is a Longmont, Colorado based company and has been manufacturing flowmeter products and controllers for more than 30 years.

For more information, please contact Charles E. Miller, President, Engineering Measurements Company, (303) 651-0550.


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